UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 11, 2025

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 15, 2025, James Donald retired from the Board of Directors (the "Board") of Albertsons Companies, Inc. (the "Company"), including his role as Chair of the Board. His retirement was not the result of any disagreement with the Company, its management, the Board, or any committee thereof, or with respect to any matter relating to the Company's operations, policies, or practices. Kim Fennebresque, a current independent director, was elected Chair of the Board to succeed Mr. Donald, effective September 15, 2025.

On September 15, 2025, David Zinsner, Executive Vice President and Chief Financial Officer of Intel Corporation, was appointed to the Board as an independent director. Mr. Zinsner has served as Executive Vice President and Chief Financial Officer of Intel Corporation since 2022, where he leads the company's global finance organization, including accounting, reporting, tax, treasury, internal audit and investor relations. He brings over 25 years of financial and operational experience in the technology and semiconductor industries, having held executive leadership positions at Micron Technology, Analog Devices, Intersil Corp. and Affirmed Networks. Mr. Zinsner was designated to the Board by Cerberus Capital Management, L.P. ("Cerberus") pursuant to the director designation rights set forth in Section 2.01 of the Stockholders' Agreement dated June 25, 2020, by and among the Company and Cerberus. Mr. Zinsner has not been appointed to any committee of the Board and there are no related party transactions between the Company and Mr. Zinsner that would require disclosure under Item 404(c) of the SEC’s Regulation S-K. Additionally, there are no family relationships between Mr. Zinsner and any other director or officer of the Company.

In connection with these changes, Allen Gibson also retired from the Board and membership on all Board committees. His retirement was not the result of any disagreement with the Company, its management, the Board, or any committee thereof.

A copy of the press release announcing these changes is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release of Albertsons Companies, Inc. dated September 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

September 17, 2025	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs